                                                      Registration No. 33-62527

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                  ON FORM S-8
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           THE DURIRON COMPANY, INC.
             (Exact name of registrant as specified in its charter)


        NEW YORK                                                 31-0267900
 (State of Incorporation)                                     (I.R.S. Employer
                                                             Identification No.)


                           THE DURIRON COMPANY, INC.
                            3100 RESEARCH BOULEVARD
                              DAYTON, OHIO  45420
                                 (513) 476-6100
                         (Address, including zip code,
                  of registrant's principal executive offices)

                DURAMETALLIC CORPORATION 1991 STOCK OPTION PLAN
            DURAMETALLIC CORPORATION EXECUTIVE INCENTIVE BONUS PLAN
                            (Full title of the Plan)

                             RONALD F. SHUFF, ESQ.
                  VICE PRESIDENT-SECRETARY AND GENERAL COUNSEL
                           THE DURIRON COMPANY, INC.
                            3100 RESEARCH BOULEVARD
                               DAYTON, OHIO 45420
                                 (513) 476-6100
           (Name, including zip code, and telephone number, including area code of agent for service)

         The Duriron Company, Inc. ("Duriron") filed the Registration Statement on Form S-4 (the "Registration Statement") with respect to which this Post-Effective Amendment No. 1 is being filed for the purpose of registering shares of Duriron's Common Stock, par value $1.25 per share ("Duriron Common Stock"), being issued by Duriron in connection with the merger of a wholly-owned subsidiary of Duriron into Durametallic Corporation ("Durametallic"). Under the terms of the Agreement and Plan of Merger (the "Merger Agreement") dated as of September 11, 1995 among Duriron, Wolverine Acquisition Corp. and Durametallic, at the effective time of the merger on November 30, 1995, each option outstanding under the Durametallic Corporation 1991 Stock Option Plan (the "Durametallic Option Plan") became exercisable for Duriron Common Stock, on the basis of 3.1132 shares of Duriron Common Stock for each share of Durametallic's Common Stock, $5.00 par value per share ("Durametallic Shares"), for which the option was exercisable prior to the effective time of the merger, at an exercise price per share equal to the exercise price per share in effect prior to the effective time of the merger divided by 3.1132. In addition, as required by the Merger Agreement, the Durametallic Corporation Executive Incentive Bonus Plan (the "Durametallic Bonus Plan") was amended to provide that, after the effective time of the merger, persons entitled to receive Durametallic Shares under the Durametallic Bonus Plan will receive, instead, on the same terms and conditions, Duriron Common Stock, on the basis of 3.1132 shares of Duriron Common Stock for each Durametallic Share otherwise issuable under the Durametallic Bonus Plan.

         This Post-Effective Amendment No. 1 on Form S-8 is being filed for the purpose of registering the offer and sale of the Duriron Common Stock (the "Plan Shares") that may be issued in lieu of Durametallic Shares upon the exercise of options granted under the Durametallic Option Plan and under the Durametallic Bonus Plan in accordance with the Merger Agreement. The 6,458,558 shares of Duriron Common Stock registered pursuant to the Registration Statement were sufficient to include the Plan Shares.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------


Item 3.  Incorporation of Documents by Reference.
         ----------------------------------------

         The following documents filed by Duriron with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference as of their respective dates of filing:

               (a) Duriron's Annual Report on Form 10-K for the year ended December 31, 1994.

               (b) Duriron's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995.

               (c) Duriron's Current Reports on Form 8-K filed with the Commission on September 11, 1995 and December 14, 1995.

               (d) The description of Duriron's Common Stock contained in the Registration Statement filed the Commission pursuant to Section 12 of the Exchange Act for the purpose of registering such stock (and any amendment or report filed for the purpose of updating such description).

               (e) The description of the rights to purchase Duriron's Series A Junior Participating Preferred Stock contained in the Registration Statement on Form 8-A dated August 13, 1986 filed with the SEC.

         All documents subsequently filed by Duriron pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all Common Stock then remaining unsold hereunder shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
         -------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         Thompson Hine & Flory P.L.L. has provided a legal opinion to the Company with respect to the Duriron Common Stock issuable upon exercise of stock options granted under the Durametallic Option Plan and issuable under the Durametallic Bonus Plan and registered hereunder.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         See Item 20 of the Registration Statement.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

         Not applicable.

Item 8.  Exhibits.
         --------

         See Index to Exhibits following the signature pages to this Post-Effective Amendment No. 1.

Item 9.  Undertakings.
         ------------

         (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         See also the undertakings set forth in paragraphs (a) and (b) under
Item 22 of the Registration Statement.





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                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dayton, State of Ohio, on the 12th day of January, 1996.

                                        THE DURIRON COMPANY, INC.



                                        By:/s/ William M. Jordan
                                           ----------------------
                                           William M. Jordan, President and
                                           Chief Executive Officer


               Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

--------------------------------------------------------------------------------------------------
Name                                          Title                                         Date
--------------------------------------------------------------------------------------------------
/s/ William M. Jordan
------------------------------          President, Chief                        January 12, 1996
William M. Jordan                       Executive Officer
                                        and Director
                                        (principal executive
                                        officer)

/s/ Bruce E. Hines
------------------------------          Senior Vice President                   January 12, 1996
Bruce E. Hines                          and Chief Administrative
                                        Officer (principal
                                        financial and accounting
                                        officer)


* Hugh K. Coble                         Director                                January 12, 1996
-----------------------------
Hugh K. Coble


*Robert E. Frazer                       Director                                January 12, 1996
-----------------------------
Robert E. Frazer


*Ernest Green                           Director                                January 12, 1996
-----------------------------
Ernest Green

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
*John S. Haddick                        Director                                January 12, 1996
-----------------------------
John S. Haddick


                                        Director                                January __, 1996
-----------------------------
Diane C. Harris


*Richard L. Molen                       Director                                January 12, 1996
-----------------------------
Richard L. Molen



                                        Director                                January __, 1996
-----------------------------
James F. Schorr



*Kevin E. Sheehan                       Director                                January 12, 1996
-----------------------------
Kevin E. Sheehan



                                        Director                                January __, 1996
-----------------------------
R. Elton White


               *The undersigned, by signing his name hereto, executes this Post-Effective Amendment No. 1 to Registration Statement on behalf of each of the above-named directors of the registrant pursuant to powers of attorney executed by the above-named persons and filed with the Securities and Exchange Commission.

                                             /s/ Ronald F. Shuff
                                        -------------------------------------
                                                 Ronald F. Shuff,
                                                 Attorney-in-Fact

                                 EXHIBIT INDEX
                                 -------------


Exhibit
-------

(3)       Instruments Defining the Rights of Security
          -------------------------------------------
          Holders, Including Indentures
          -----------------------------

           4.1      Restated Certificate of Incorporation of The Duriron Company, Inc.
                    (as amended) [filed as Exhibit 4.2 to the original Registration
                    Statement on Form S-4 (Reg. No. 33-62527)] *

           4.2      Certificate of Amendment to Certificate of Incorporation of
                    The Duriron Company, Inc.

           4.3      By-Laws of The Duriron Company, Inc.
                    (as amended) [filed as Exhibit 4.2 to the original Registration
                    Statement on form S-4 (Reg. No. 33-62527)] *

           4.4      Form of Rights Agreement dated as of
                    August 1, 1986 between The Duriron Company, Inc.
                    and Bank One, Indianapolis, National
                    Association, as Rights Agent [filed as
                    an exhibit to the Company's Form 8-A
                    dated August 13, 1986] *

           4.5      Durametallic Corporation 1991 Stock Option
                      Plan, as amended

           4.6      Durametallic Corporation Executive Incentive
                      Bonus Plan, as amended

           4.7      Amendment No. 1 [sic] to Durametallic Corporation
                      Executive Incentive Bonus Plan, as amended

 (5)      Opinion re Legality
          -------------------

           5.1      Opinion of Thompson Hine & Flory P.L.L.

 (23)     Consents of Experts and Counsel
          -------------------------------

          23.1      Consent of Thompson Hine & Flory P.L.L.
                    is included in Exhibit 5.1

_______________________________

* Incorporated by reference to a document previously filed with the Securities and Exchange Commission.